EXHIBIT 21

                      Summit Bancorp, Subsidiary Structure
                      ------------------------------------
                              as of March 17, 1999

     Name                                           Incorp./(Auth)
    -----                                           --------------
Summit Bancorp.                                    New Jersey (PA)
  Asset Management Corp.                           New Jersey
  First Valley Corporation                         Pennsylvania
    FirstVal Properties, Inc.                      Pennsylvania
    Summit Bank                                    Pennsylvania
      Ninth North-Val, Inc.                        Pennsylvania
        Eight North-Val, Inc.                      Pennsylvania
        Sixth North-Val, Inc.                      Pennsylvania
      Summit Financial Services Group, Inc.        Pennsylvania (NJ)(NY)(CT)(FL)
      UJB Financial Service Corp.
       (DBA Summit Service Corp.)(19.4%)           New Jersey
India, Inc.                                        Delaware (NJ)
NSS Bank                                           Connecticut
    The NSS Realty Corporation                     Connecticut
Summit Bank                                        New Jersey
    34 West-Rt. 22/523 Corporation                 New Jersey (MD)
    Corporate Dynamics                             New Jersey (PA)
    Flemington National Investment Co.             New Jersey
    GLP, Inc.                                      New Jersey
    MJD Asset Corporation                          New Jersey
    New Jersey Affiliated Financial Services, Inc. New Jersey
    One Main Properties-Millburn, Inc.             New Jersey
    Palservco, Inc.                                New Jersey
    Philadelphia Benefits Corporation              Pennsylvania (NJ)
    Pipco-On-The-Hudson, Inc.                      New Jersey
        Alternative Financial Group, Inc.          Pennsylvania
        NewPip Properties Co., Ltd.                New Jersey
        Pipco Delaware, Ltd.                       Delaware
        Pipco Parsippany, Inc.                     New Jersey
        PipHyde Park, Limited                      New York
        PipQuarryCo, Inc.                          New Jersey
    Pro Five, Inc.                                 New Jersey
        SJK Asset Corporation                      New Jersey
            Securitization Subsidiary I, Inc.      New Jersey
    Rockof Corp.                                   New York
        CTC Investment Co.                         Delaware
        STC Investment Holding Company             New Jersey
    S.A.R. Realty Holding Corporation              New Jersey
    Sethmark Holding Corp.                         New York
        Sethmark Capital Corporation               New York
    Smithcrest Realty, Inc.                        New Jersey
    Somerset Investment Company, Inc.              New Jersey
    Spectrum Financial Group, Inc.                 New Jersey
        Shikiar Associates, Inc.
           (DBA Madiason Consulting Group)         New Jersey
    Summit Commercial Leasing Corporation          New Jersey (several)
    Summit International Trade Finance Corp.       New Jersey
        Summit Trade Finance (HK), Limited         Hong Kong
    Summit Mortgage Banking Services, Inc.         New Jersey (NY)(DE)PA)
    Summit Municipal Lien Investment Corp.         New Jersey
    Summit Participation Corp.                     New York
    The Old Reliable Corporation, Inc.             New Jersey
    UJB Financial Service Corporation
            (DBA Summit Service Corp.)(80.6%)      New Jersey
    Ver Valen, Inc.                                New Jersey
    W.M. Ross & Co., Inc.                          New Jersey
        Millburn Service Plan, Inc.                New Jersey
        Multi-Capital Corp.                         New Jersey
        Ross Alternative Risk Managers, Inc.       New Jersey
  Summit Capital Trust I                           Delaware
  Summit Commercial Corp.                          New Jersey(CT)(MD)
  Summit Commercial/Gibraltar Corp.                New York
  Summit Credit Life Insurance Company             Arizona
  Summit Financial Payment Systems, Inc.           New Jersey
  Summit Corporate Secretary, Inc.                 New Jersey
  Summit Venture Capital, Inc.                     New Jersey
  The Summit Mortgage Company, Inc.                New Jersey(NY)
  United Jersey Financial Corp.                    New Jersey


     Note: Summit Bancorp. holds 9.2% of the issued and outstanding shares of the Class A Common Stock of the NYCE Corporation.


     Note: Summit Bank (NJ) and Summit Bank (PA) hold equity stakes in numerous limited partnerships operating low-incoming housing for tax credits.